UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 6, 2014

__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 6, 2014, PetroQuest Energy, Inc. (the “Company”) announced results for the first quarter of 2014. The following compares certain first quarter 2014 metrics to those of the first quarter of 2013, highlighting the Company’s recent growth driven by its acquisition of certain Gulf of Mexico assets in July 2013 (“Gulf of Mexico Acquisition”) as well as stronger natural gas prices:

•	Oil production increased 93%

•	Net income increased 285%

•	Discretionary cash flow increased 85%

•	Oil and gas revenues up 67%
Net income available to common stockholders for the quarter ended March 31, 2014 was $10,043,000, or $0.15 per share, compared to first quarter 2013 net income available to common stockholders of $2,607,000, or $0.04 per share. Net income for the first quarter of 2014 exceeded net income for the entire year ended December 31, 2013.
Discretionary cash flow for the first quarter of 2014 was $34,488,000, as compared to $18,632,000 for the comparable 2013 period. Net cash flow provided by operating activities totaled $45,289,000 and $9,120,000 during the first quarters of 2014 and 2013, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Oil and gas sales during the first quarter of 2014 were $59,966,000, as compared to $35,976,000 in the first quarter of 2013. Production for the first quarter of 2014 was 9,769,110 Mcfe, as compared to 8,255,580 Mcfe in the first quarter of 2013.
Oil and NGL volumes comprised approximately 26% of the Company’s total production during the first quarter of 2014 as compared to 22% during the first quarter of 2013. Included in the increase in liquids production was a 93% increase in oil production since the first quarter of 2013. Stated on an Mcfe basis, unit prices received during the first quarter of 2014 were 41% higher than the comparable 2013 period, including a 58% increase in realized natural gas prices.
Lease operating expenses (“LOE”) for the first quarter of 2014 totaled $12,258,000, as compared to $9,719,000 in the first quarter of 2013. LOE per Mcfe was $1.25 in the first quarter of 2014, as compared to $1.18 in the first quarter of 2013.
Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2014 was $2.06 per Mcfe as compared to $1.53 per Mcfe in the first quarter of 2013. The increase in the per unit DD&A rate is primarily the result of the Gulf of Mexico Acquisition, which had a higher cost per unit as compared to the Company’s overall amortization base.
General and administrative expenses during the first quarter of 2014 totaled $6,242,000, as compared to $4,716,000 during the 2013 period. The increase in general and administrative costs is primarily due to higher employee related costs including share based compensation during the 2014 period. Included in first quarter 2014 and 2013 general and administrative expenses were share based compensation costs of $1,762,000 and $698,000, respectively.
Interest expense for the first quarter of 2014 increased to $7,636,000, as compared to $2,864,000 in the first quarter of 2013. The increase in interest expense was primarily the result of the issuance of $200 million of 10% senior notes due 2017 in July 2013 to finance the Gulf of Mexico Acquisition.
The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods ended March 31, 2014 and 2013:

	Three Months Ended March 31,
	2014	2013
Production:
Oil (Bbls)	242,283	125,723
Gas (Mcf)	7,184,130	6,436,595
Ngl (Mcfe)	1,131,282	1,064,647
Total Production (Mcfe)	9,769,110	8,255,580
Average Daily Production (MMcfe)	108.5	91.7
Sales:
Total oil sales	$24,140,656	$13,144,310
Total gas sales	29,557,335	16,723,032
Total ngl sales	6,268,406	6,108,946
Total oil and gas sales	$59,966,397	$35,976,288
Average sales prices:
Oil (per Bbl)	$99.64	$104.55
Gas (per Mcf)	4.11	2.60
Ngl (per Mcfe)	5.54	5.74
Per Mcfe	6.14	4.36

The above sales and average sales prices include increases (reductions) to revenue related to the settlement of gas hedges of ($2,969,000) and $532,000 and oil hedges of ($434,000) and ($145,000) for the three months ended March 31, 2014 and 2013, respectively.

The following initiates guidance for the second quarter of 2014:

Guidance for
Description	2nd Quarter 2014

Production volumes (MMcfe/d)	116 - 120

Percent Gas	70%
Percent Oil	14%
Percent NGL	16%

Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.15 - $0.20
Depreciation, depletion and amortization (per Mcfe)	$2.05 - $2.15
General and administrative (in millions) (1)	$6.0 - $6.5
Interest expense (in millions)	$7.5 - $8.0

(1) Includes non-cash stock compensation estimate of $1.3 mm

Operations Update
In the Woodford, the Company recently established production on three wells in its West Relay field. These three wells (average NRI - 31%) achieved an average per well maximum 24-hour gross rate of 3,476 Mcf of gas and 528 barrels of natural gas liquids. In addition, the Company recently completed two additional wells (NRI - 35%), which are in the early stages of flowback and has commenced drilling on a three well pad (NRI - 30%). The company expects first production from all five wells to be established at the end of this month. The Company plans to add a second rig to its West Relay program in July.

Substantial improvement has been made on drilling time in the liquids rich Woodford shale. The Company’s initial six wells in West Relay averaged 14 drilling days per well, while the most recent seven wells averaged 10 days per well. This compares to the average drilling time of the last 10 wells in the Company’s North Relay field of 15 days.

In East Texas, the Company expects to commence completion operations on a two well (PQ #10 & PQ #11 - NRI - 41%) horizontal Cotton Valley pad this week. In addition, the Company expects to complete its PQ #12 well (WI - 100%) in a couple of weeks; has recently reached total depth on its PQ #13 well (WI - 100%) and expects to spud its PQ#14 (WI -100%) and PQ#15 (WI - 55%) wells before month end. The Company has two rigs running in the trend and expects to drill six gross wells during 2014.

In the Gulf Coast, the Company recently completed its Thunder Bayou sell-down program and has reached its goal of an approximate 50% working interest in the project. The Company has completed the surface location work and has contracted a rig with an estimated June 1, 2014 spud date.

The Company recently commenced drilling its Eagle Crest prospect located in Assumption Parish. The well is currently drilling at 7,000 feet towards a proposed total depth of 10,700 feet. The Company has an approximate 50% working interest in this oil focused prospect.

Hedging Update
The Company recently initiated the following commodity hedging transaction:

Instrument
Production Period	Type	Daily Volumes	Price
Oil:
July 2014 - Dec 2014	Swap	250 Bbls	$100.90 (1)

(1)	LLS Index

Management Statement
“Our decision to focus within our three core areas has resulted in significant increases in production, reserves, cash flow and earnings,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “Our latest results in the liquids rich Woodford reinforces our belief that this recently acquired 35,000 acre position provides us with a substantial inventory of predictable and low-risk rich gas drilling locations. When combined with our East Texas and high impact Gulf Coast Basin drilling activities, this year’s capital program is expected to deliver record results as we work toward our goal of making 2014 a transformational year for the Company.”

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected.  Among those risks, trends and uncertainties are our ability to integrate our acquisitions with our operations and realize the anticipated benefits from the acquisitions, any unexpected costs or delays in connection with the integration of the acquisitions, our ability to find oil and natural gas reserves that are economically recoverable, the volatility of oil and natural gas prices, the uncertain economic conditions in the United States and globally, the declines in the values of our properties that have resulted in and may in the future result in additional ceiling test write-downs, our ability to replace reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, hurricanes and other natural disasters, changes in laws and regulations as they relate to our operations, including our fracing operations or our operations in the Gulf of Mexico, and the operating hazards attendant to the oil and gas business.  In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

Click here for more information: “http://www.petroquest.com/news.html?=BizID=1690&1=1”

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$11,991	$9,153
Revenue receivable	24,104	26,568
Joint interest billing receivable	23,872	26,556
Derivative asset	27	521
Prepaid drilling costs	520	477
Other current assets	8,176	8,132
Total current assets	68,690	71,407
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	2,068,266	2,035,899
Unevaluated oil and gas properties	102,707	98,387
Accumulated depreciation, depletion and amortization	(1,573,147)	(1,553,044)
Oil and gas properties, net	597,826	581,242
Other property and equipment	14,251	13,993
Accumulated depreciation of other property and equipment	(9,226)	(8,901)
Total property and equipment	602,851	586,334
Other assets, net of accumulated depreciation and amortization of $6,216 and $5,689, respectively	8,783	9,449
Total assets	$680,324	$667,190
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$42,713	$47,341
Advances from co-owners	7,002	969
Oil and gas revenue payable	29,710	22,664
Accrued interest and preferred stock dividend	4,224	12,909
Asset retirement obligation	3,390	3,113
Derivative liability	4,541	1,617
Other accrued liabilities	9,810	8,924
Total current liabilities	101,390	97,537
Bank debt	75,000	75,000
10% Senior Notes	350,000	350,000
Asset retirement obligation	45,780	45,423
Other long-term liability	180	135
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 64,035 and 63,664 shares, respectively	64	64
Paid-in capital	282,965	280,711
Accumulated other comprehensive loss	(4,514)	(1,096)
Accumulated deficit	(170,542)	(180,585)
Total stockholders’ equity	107,974	99,095
Total liabilities and stockholders’ equity	$680,324	$667,190

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2014	2013
Revenues:
Oil and gas sales	$59,966	$35,976
Expenses:
Lease operating expenses	12,258	9,719
Production taxes	1,477	1,028
Depreciation, depletion and amortization	20,428	12,871
General and administrative	6,242	4,716
Accretion of asset retirement obligation	791	332
Interest expense	7,636	2,864
	48,832	31,530
Other income (expense):
Other income	189	227
Derivative expense	—	(437)
	189	(210)
Income from operations	11,323	4,236
Income tax expense	—	349
Net income	11,323	3,887
Preferred stock dividend	1,280	1,280
Income available to common stockholders	$10,043	$2,607
Earnings per common share:
Basic
Net income per share	$0.15	$0.04
Diluted
Net income per share	$0.15	$0.04
Weighted average number of common shares:
Basic	63,846	62,834
Diluted	63,902	63,029

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Three Months Ended
	March 31,
	2014	2013
Cash flows from operating activities:
Net income	$11,323	$3,887
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	—	349
Depreciation, depletion and amortization	20,428	12,871
Accretion of asset retirement obligation	791	332
Share-based compensation expense	1,389	556
Amortization costs and other	557	200
Non-cash derivative expense	—	437
Payments to settle asset retirement obligations	(718)	(72)
Changes in working capital accounts:
Revenue receivable	2,464	2,592
Prepaid drilling and pipe costs	(43)	778
Joint interest billing receivable	2,684	6,331
Accounts payable and accrued liabilities	246	(27,344)
Advances from co-owners	6,033	10,742
Other	135	(2,539)
Net cash provided by operating activities	45,289	9,120
Cash flows used in investing activities:
Investment in oil and gas properties	(41,792)	(31,275)
Investment in other property and equipment	(205)	(49)
Sale of oil and gas properties	—	19,652
Net cash used in investing activities	(41,997)	(11,672)
Cash flows used in financing activities:
Net proceeds (payments) for share based compensation	911	(84)
Deferred financing costs	(81)	(21)
Payment of preferred stock dividend	(1,284)	(1,284)
Proceeds from bank borrowings	5,000	25,000
Repayment of bank borrowings	(5,000)	(15,000)
Net cash provided by (used in) financing activities	(454)	8,611
Net increase in cash and cash equivalents	2,838	6,059
Cash and cash equivalents, beginning of period	9,153	14,904
Cash and cash equivalents, end of period	$11,991	$20,963
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$18,131	$7,845
Income taxes	$—	$41

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2014	2013
Net income	$11,323	$3,887

Reconciling items:
Deferred tax expense	—	349
Depreciation, depletion and amortization	20,428	12,871
Accretion of asset retirement obligation	791	332
Share based compensation expense	1,389	556
Non-cash derivative expense	—	437
Amortization costs and other	557	200
Discretionary cash flow	34,488	18,632
Changes in working capital accounts	11,519	(9,440)
Settlement of asset retirement obligations	(718)	(72)

Net cash flow provided by operating activities	$45,289	$9,120

Note: Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 6, 2014
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer